UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP

L & B REAL ESTATE OPPORTUNITY FUND, LP

L&B OPPORTUNITY FUND, LLC

LAND & BUILDINGS GP LP

LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC

JONATHAN LITT

COREY LORINSKY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying request card to be used to solicit requests for the calling of a special meeting of shareholders of Apartment Investment and Management Company, a Maryland corporation (the “Company”).

Item 1: On September 23, 2020, Land & Buildings published the following messages on Twitter:

Item 2: Also on September 23, 2020, Land & Buildings published the following messages on LinkedIn:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a solicitation statement and an accompanying request card to be used to solicit requests for the calling of a special meeting of shareholders of Apartment Investment and Management Company (the “Company”).

LAND & BUILDINGS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE SOLICITATION STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE SOLICITATION STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the solicitation are anticipated to be Land & Buildings Capital Growth Fund, LP, a Delaware limited partnership (“L&B Capital” ), L & B Real Estate Opportunity Fund, LP, a Delaware limited partnership (“L&B Real Estate”), Land & Buildings GP LP, a Delaware limited partnership (“L&B GP”), L&B Opportunity Fund, LLC, a Delaware limited liability company (“L&B Opportunity”), Land & Buildings Investment Management, LLC, a Delaware limited liability company (“L&B Management”), Jonathan Litt and Corey Lorinsky.

As of the date hereof, L&B Capital directly owns 426,106 shares of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”). As of the date hereof, L&B Real Estate directly owns 484,581 shares of Common Stock. As of the date hereof, L&B Opportunity directly owns 54,912 shares of Common Stock. As of the date hereof, 1,100,875 shares of Common Stock were held in a certain account managed by L&B Management (the “Managed Account”). L&B GP, as the general partner of each of L&B Capital and L&B Real Estate, may be deemed the beneficial owner of the (i) 426,106 shares of Common Stock owned by L&B Capital and (ii) 484,581 shares of Common Stock owned by L&B Real Estate. L&B Management, as the investment manager of each of L&B Capital, L&B Real Estate and L&B Opportunity, and as the investment advisor of the Managed Account, may be deemed the beneficial owner of the (i) 426,106 shares of Common Stock owned by L&B Capital, (ii) 484,581 shares of Common Stock owned by L&B Real Estate, (iii) 54,912 shares of Common Stock owned by L&B Opportunity, and (iv) 1,100,875 shares of Common Stock held in the Managed Account. Mr. Litt, as the managing principal of L&B Management, may be deemed the beneficial owner of the (i) 426,106 shares of Common Stock owned by L&B Capital, (ii) 484,581 shares of Common Stock owned by L&B Real Estate, (iii) 54,912 shares of Common Stock owned by L&B Opportunity, and (iv) 1,100,875 shares of Common Stock held in the Managed Account. As of the date hereof, Mr. Lorinsky directly owns 10 shares of Common Stock.